Exhibit 99.1

CarGurus Completes Acquisition of CarOffer

Cambridge, MA, January 14, 2021 – CarGurus (Nasdaq: CARG), a leading global online automotive marketplace, today announced it has completed the acquisition of a 51% interest in CarOffer, with the ability to buy the remaining equity interest in the company over the next three years. The acquisition adds wholesale vehicle acquisition and selling capabilities to CarGurus’ portfolio of dealer offerings.  CarOffer was founded by auto industry veteran, Bruce Thompson, who will continue to lead the CarOffer brand and team from their Plano, Texas location.

“We are thrilled to welcome the CarOffer team to the CarGurus family and excited to join forces to drive further innovation and value for our customers,” said Jason Trevisan, Chief Financial Officer at CarGurus. “Digital wholesale creates exciting new opportunities for efficiencies in the marketplace, especially as more of the automotive buying journey shifts online. By combining CarGurus and CarOffer capabilities, we can deliver a powerful new solution for dealers to buy and sell the right inventory at the right price. We believe this will not only be a win for dealers, but for consumers as well.”

“I’m incredibly proud of what the CarOffer team has accomplished so far, and I can’t wait to begin this next phase of our growth in partnership with a company as pioneering as CarGurus,” said Bruce Thompson, founder and CEO of CarOffer. “We see tremendous potential in this combination, and we look forward to getting to work integrating our capabilities and continuing to build better solutions for dealers.”

CarGurus is the largest automotive marketplace in the United States, with more visitors1 and more inventory than any other major online automotive marketplace2. The company also has the largest dealer network in the U.S.3, with roughly 24,000 subscribed dealers. With this acquisition, the company plans to expand dealer participation on the CarOffer platform, thereby increasing inventory supply on the sell-side and liquidity on the buy-side. CarGurus will also integrate its Instant Market Value retail valuation data to help dealers price vehicles on CarOffer, and will use the CarOffer Buying Matrix™ to make real-time offers to dealers on their CarGurus inventory.

[1]	Source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com).
[2]

Based on publicly available information as of September 30, 2020, and the Comparative Analysis of U.S. Vehicle Listing Platforms, Bates White Economic Consulting, June 2020; major online automotive marketplaces in the U.S. include CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com.

[3]

Based on publicly available information as of September 30, 2020, and the Comparative Analysis of U.S. Vehicle Listing Platforms, Bates White Economic Consulting, June 2020; compared to major online automotive marketplaces in the U.S. defined as CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com.

Unlike traditional vehicle auctions which require manual bidding and vehicle evaluation, CarOffer’s proprietary Buying Matrix technology enables buying dealers to create standing buy orders and provides instant offers to selling dealers. Since its 2019 launch, the company has experienced substantial growth, with more than 2,5004 dealership rooftops installed. The company processed over $350M5 in merchandise and service transactions in the third quarter of 2020.

About CarGurus:

Founded in 2006, CarGurus (Nasdaq: CARG) is a global online automotive marketplace connecting buyers and sellers of new and used cars. The company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands. To learn more about CarGurus, visit www.cargurus.com.

About CarOffer:

CarOffer is the automotive industry’s leading inventory management platform for modern day retailing that allows dealers and dealer groups to buy, sell, and trade with automation and ease. Leveraging the power of data, national scale, and the company’s proprietary Buying Matrix™ technology, the platform helps dealers acquire and exchange used inventory more efficiently. For more information, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All product names, trademarks and registered trademarks are property of their respective owners.

© 2021 CarGurus, Inc., All Rights Reserved.

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[4]	CarOffer installed dealers are dealers that have signed an agreement with CarOffer to participate on the platform and have completed the onboarding process.
[5]

Total CarOffer transaction volume in Q3 2020 including gross vehicle value of Buying Matrix buy and sell transactions and Buy Center transactions as well applicable fees and transportation costs. Date of transaction is determined upon seller’s acceptance of offer, which precedes title transfer and completed inspection.

Amy Mueller or Brian Kramer

CarGurus PR

617.949.2826

pr@cargurus.com

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding: our expectations for acquiring additional equity interests in CarOffer; our expectation that the transaction will enhance our value proposition for dealers and benefit consumers; our plans to independently operate CarOffer; our ability to accelerate CarOffer’s growth through our investment and dealer reach; expected transaction synergies, including with respect to delivering a new and better solution for dealers, as well as expanding dealer participation on the CarOffer platform; and the value proposition of our products and our market awareness, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: the potential impact on our or CarOffer’s business due to the closing of the transaction; our growth and ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions generally and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on November 5, 2020 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.